Exhibit 99.1

SAVIENT PHARMACEUTICALS, INC.

CONFERENCE CALL TRANSCRIPT

2003 YEAR-END AND FOURTH QUARTER RESULTS

FRIDAY, FEBRUARY 20, 2004, 10:00 AM EST

OPERATOR:  GOOD MORNING, AND WELCOME LADIES AND GENTLEMEN TO THE SAVIENT PHARMACEUTICALS 2003 EARNINGS CONFERENCE CALL.  I WILL NOW TURN THE CONFERENCE OVER TO LEAH BERKOVITZ.

PLEASE GO AHEAD, MA’AM.

LEAH BERKOVITS:  GOOD MORNING, I AM LEAH BERKOVITS OF SAVIENT PHARMACEUTICALS, AND I THANK YOU FOR JOINING US TODAY.

BEFORE I INTRODUCE DR. FASS, PLEASE BEAR WITH ME AS I PROVIDE THE REQUISITE SAFE HARBOR STATEMENT.

STATEMENTS IN THIS DISCUSSION CONCERNING OUR BUSINESS OUTLOOK OR FUTURE ECONOMIC PERFORMANCE, PRODUCT DEVELOPMENTS, ANTICIPATED PROFITABILITY, REVENUES, EXPENSES, EARNINGS, OR OTHER FINANCIAL ITEMS; AND STATEMENTS CONCERNING ASSUMPTIONS MADE OR EXPECTATIONS AS TO ANY FUTURE EVENTS, CONDITIONS, PERFORMANCE OR OTHER MATTERS, ARE “FORWARD-LOOKING STATEMENTS” AS THAT TERM IS DEFINED UNDER THE FEDERAL SECURITIES LAWS.  FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SUCH STATEMENTS.  SUCH RISKS, UNCERTAINTIES AND FACTORS INCLUDE, BUT ARE NOT LIMITED

TO, DEVELOPMENT, INTRODUCTION OR CONSUMER ACCEPTANCE OF COMPETING PRODUCTS, CHANGES AND DELAYS IN PRODUCT DEVELOPMENT PLANS AND SCHEDULES, CUSTOMER ACCEPTANCE OF NEW PRODUCTS, CHANGES IN PRICING OR OTHER ACTIONS BY COMPETITORS, PATENTS OWNED BY US AND OUR COMPETITORS, AND GENERAL ECONOMIC CONDITIONS, AS WELL AS OTHER RISKS DETAILED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

I WOULD NOW LIKE TO INTRODUCE DR. SIM FASS, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF SAVIENT PHARMACEUTICALS, INC.

SIM FASS:  GOOD DAY TO ALL, AND THANK YOU FOR JOINING US.

TODAY I WILL REVIEW OUR 2003 FINANCIAL RESULTS; DISCUSS THE CITIZEN’S PETITION THAT WE FILED THIS WEEK; COMMENT ON OUR BUSINESS STRATEGY; AND PROVIDE AN UPDATE ON OUR COMMERCIAL PRODUCTS AND CLINICAL PROGRAMS.

I WILL BEGIN BY SUMMARIZING FOR YOU OUR FINANCIAL RESULTS AND THE KEY FACTORS THAT CONTRIBUTED TO OUR SOLID 2003 EARNINGS.

FOR MORE DETAILED INFORMATION, I REFER YOU TO TODAY’S NEWS RELEASE. IN ADDITION, FURTHER INFORMATION WILL BE AVAILABLE IN OUR 10-K REPORT WHICH WILL BE FILED WITH THE SEC BY MID-MARCH.

BEFORE PROCEEDING, I WOULD LIKE TO REMIND YOU THAT OUR RESULTS FOR 2003 INCLUDE ROSEMONT’S OPERATIONS FOR THE FULL YEAR, WHEREAS THE 2002 RESULTS INCLUDE ROSEMONT’S OPERATIONS ONLY FROM SEPTEMBER 30, 2002, THE DATE WE ACQUIRED IT.

IN THE YEAR ENDED DECEMBER 31, 2003 COMPARED TO THE YEAR ENDED DECEMBER 31, 2002, WE GENERATED THE FOLLOWING GROWTH:

•                  29% GROWTH IN TOTAL REVENUES TO $132.5 MILLION FROM $103.0 MILLION IN 2002, DRIVEN BY INCREASED PRODUCT SALES, PRIMARILY OF OXANDRIN AND ORAL LIQUID PHARMACEUTICALS, PARTIALLY OFFSET BY LOWER SALES OF OTHER PRODUCTS;

•                  30% GROWTH IN PRODUCT SALES TO $124.8 MILLION FROM $96.1 MILLION IN 2002;

•                  43% GROWTH IN NET INCOME TO $13.9 MILLION FROM $9.7 MILLION IN 2002; AND, FINALLY

•                  35% GROWTH IN EARNINGS PER SHARE TO TWENTY-THREE CENTS FROM SEVENTEEN CENTS PER SHARE IN 2002.

I SHOULD NOTE HERE THAT 2003 NET INCOME AND EARNINGS PER SHARE INCLUDE THE EFFECT OF THE NON-CASH RECOGNITION OF $3.4 MILLION (ON A PRE-TAX BASIS), AS A RESULT OF THE REACQUISITION IN THE THIRD QUARTER OF 2003 OF DISTRIBUTION RIGHTS TO OUR OSTEOARTHRITIS HYALURONIC ACID PRODUCT PREVIOUSLY LICENSED TO DEPUY.

AS WELL, EARNINGS IN THE FOURTH QUARTER OF 2003 (AND CONSEQUENTLY EARNINGS FOR THE FULL YEAR) BENEFITED FROM THE DECREASE IN VALUE OF THE U.S. DOLLAR AS COMPARED WITH THE COMPARABLE PERIOD IN 2002.

EXPENSES FOR 2003 WERE $116.1 MILLION, COMPARED TO $89.8 MILLION IN 2002, AN INCREASE OF 29%.

AMONG THE REASONS FOR THIS INCREASE IN EXPENSES ARE:

•                  THE INCLUSION OF ROSEMONT’S FULL YEAR OPERATING EXPENSES IN 2003, VS. ROSEMONT’S OPERATING EXPENSES FOR ONLY THE FOURTH QUARTER IN 2002;

•                  THE RELATIVELY WEAK DOLLAR IN THE FOURTH QUARTER OF 2003, WHICH INCREASED EXPENSE DENOMINATED IN FOREIGN CURRENCIES;

•                  THE AMORTIZATION OF $4.1 MILLION IN 2003 AND ONLY $1.0 MILLION IN 2002 OF INTANGIBLES ASSOCIATED WITH THE ROSEMONT ACQUISITION; AND

•                  A SIGNIFICANT INCREASE IN GENERAL AND ADMINISTRATIVE EXPENSES IN 2003 DUE TO INCREASES IN LEGAL (PRINCIPALLY RELATED TO PATENT, CLASS ACTION LITIGATION, AND OTHER LEGAL COSTS), COMPENSATION (INCLUDING SEVERANCE), INSURANCE, AND OCCUPANCY AND MAINTENANCE EXPENSES OF OUR NEW HEADQUARTERS.

COST OF PRODUCT SALES REPRESENTED 20% OF PRODUCT SALES IN 2003, COMPARED TO 15% IN 2002.  THE INCREASE IN THE COST OF PRODUCT SALES AS A PERCENTAGE OF PRODUCT SALES WAS A FUNCTION OF A CHANGE IN THE MIX OF SALES OF OUR PRODUCTS, THE ADDITION OF A FULL YEAR OF SALES OF ORAL LIQUID PRODUCTS, WHICH HAVE A HIGHER COST OF GOODS THAN SOME OF OUR OTHER PRODUCTS, AND COSTS ASSOCIATED WITH THE VALIDATION OF OUR NEW MANUFACTURING FACILITY IN ISRAEL.  PRIOR TO SEPTEMBER 1, 2003, COSTS ASSOCIATED WITH THIS FACILITY WERE BEING CAPITALIZED.  BEGINNING SEPTEMBER 1, 2003 ALL SUCH COSTS ARE BEING EXPENSED AS INCURRED.

AS TO OUR BALANCE SHEET, AT DECEMBER 31, 2003, WE HAD CASH, CASH EQUIVALENTS, AND SHORT-TERM INVESTMENTS OF $22.8 MILLION COMPARED TO $16.5 MILLION AT DECEMBER 31, 2002.

AND OUR TOTAL DEBT OUTSTANDING AT DECEMBER 31, 2003 WAS $12.9 MILLION, A DECLINE OF  $6.0 MILLION SINCE DECEMBER 31, 2002.

 TURNING NOW TO THE CITIZEN’S PETITION…

THIS MORNING, AS YOU KNOW, WE COMMUNICATED TO YOU OUR FILING EARLIER THIS WEEK OF A CITIZEN’S PETITION WITH THE FDA, WITH RESPECT TO OXANDRIN® (OXANDROLONE, USP).

IN CONNECTION WITH OUR FOCUS ON INCREASING MARKET ACCEPTANCE OF OXANDRIN FOR THE TREATMENT OF INVOLUNTARY WEIGHT LOSS AND OUR COMMITMENT TO PHARMACOVIGILANCE, WE SPONSORED A CLINICAL STUDY TO INVESTIGATE THE INTERACTION BETWEEN OXANDRIN AND WARFARIN, THE ACTIVE INGREDIENT IN MANY WIDELY-USED ANTI-COAGULANT DRUGS.

WARFARIN IS A NARROW THERAPEUTIC INDEX DRUG.  THIS MEANS THAT CAREFUL DOSE TITRATION IS REQUIRED TO ENSURE EFFICACY.  TOO MUCH WARFARIN CAN RESULT IN EXCESSIVE ANTI-COAGULATION,

WHICH COULD CAUSE UNCONTROLLED BLEEDING.  TOO LITTLE WARFARIN CAN RESULT IN INADEQUATE ANTI-COAGULATION AND POSSIBLY FAILURE TO PREVENT THE CONSEQUENCES OF THROMBO-EMBOLIC EVENTS SUCH AS LIFE-THREATENING BLOOD CLOTS.

OUR STUDY DEMONSTRATED THAT, WHEN CO-ADMINISTERED WITH OXANDRIN, THE USUAL DOSE OF WARFARIN NECESSARY TO ACHIEVE APPROPRIATE THERAPEUTIC EFFECT MUST BE DECREASED BY 80-85%.  WE SUBMITTED THE RESULTS OF THIS STUDY TO THE FDA, AND THE OXANDRIN PACKAGE INSERT WAS AMENDED AND THE CHANGE COMMUNICATED TO HEALTH CARE PROFESSIONALS IN A “DEAR HEALTHCARE PROFESSIONAL” LETTER, IN ACCORDANCE WITH FDA INSTRUCTIONS, TO ENSURE THAT PATIENT SAFETY WOULD NOT BE COMPROMISED.

THE CITIZEN’S PETITION REQUESTS THAT, IN THE INTEREST OF THE PUBLIC HEALTH, THE FDA ESTABLISH SPECIFIC BIO-EQUIVALENCE REQUIREMENTS FOR ANY ORAL PRODUCT CONTAINING OXANDROLONE BECAUSE OF SEVERAL UNIQUE ASPECTS OF SUCH DRUG PRODUCTS, INCLUDING SERIOUS SAFETY ISSUES REGARDING INTERACTIONS BETWEEN OXANDROLONE AND ANTI-COAGULANT DRUGS CONTAINING THE ACTIVE INGREDIENT WARFARIN.  GIVEN THE LIKELY VARIABILITY IN BIOAVAILABILITY OF OTHER POTENTIAL OXANDROLONE DRUGS, AND

WARFARIN’S NARROW THERAPEUTIC INDEX, AND HENCE THE CAREFUL DOSE TITRATION REQUIRED FOR WARFARIN IN ORDER TO PREVENT EXCESSIVE ANTI-COAGULATION OR INADEQUATE ANTI-COAGULATION, AND THEIR RESPECTIVE RISKS, WE REQUESTED IN OUR PETITION TO THE FDA THAT ANY COMPANY WISHING TO INTRODUCE AN OXANDROLONE PRODUCT INTO THE U.S. MARKET SHOULD BE REQUIRED TO ADDRESS THIS ISSUE, INCLUDING CONDUCTING A CLINICAL STUDY TO INVESTIGATE THE INTERACTION BETWEEN THEIR PRODUCT AND WARFARIN, AND DEMONSTRATING THAT IT IS IDENTICAL TO THE INTERACTION BETWEEN OXANDRIN AND WARFARIN.

THEREFORE, WHILE WE ARE AWARE OF AND HAVE PREVIOUSLY DISCLOSED BOTH THE FILING OF SEVERAL DRUG MASTER FILES RELATING TO GENERIC OXANDROLONE PRODUCTS AND THE POSSIBILITY THAT THE FDA MAY APPROVE ONE OR MORE GENERIC VERSIONS OF OXANDRIN AS EARLY AS MID-2004, WE CURRENTLY CANNOT PREDICT WHEN GENERIC COMPETITION FOR OXANDRIN WILL IN FACT OCCUR.  AS A RESULT, WE CURRENTLY CANNOT PROVIDE SPECIFIC GUIDANCE FOR 2004.  WE DO, HOWEVER, FULLY EXPECT THAT SAVIENT WILL CONTINUE AS A PROFITABLE COMPANY, EVEN IF GENERIC OXANDROLONE WERE TO BE INTRODUCED.

I WOULD NOW LIKE TO PROVIDE SOME REMARKS ON OUR CORPORATE STRATEGY.  OUR BUSINESS ACTIVITIES IN 2004 WILL BE CONCENTRATED IN SEVERAL PRIMARY AREAS:

•                  FIRST AND FOREMOST, WE WILL CONTINUE TO FOCUS ON MAXIMIZING THE COMMERCIAL VALUE OF OUR ESTABLISHED PRODUCTS, ESPECIALLY OXANDRIN, HGH, ROSEMONT PRODUCTS, DELATESTRYL, AND BIOLON;

•                  SECONDLY, WE WILL CONTINUE TO WORK TOWARD THE EXPANSION OF OUR ORAL LIQUIDS BUSINESS BEYOND THE UNITED KINGDOM INTO NEW MARKETS IN EUROPE AND THE UNITED STATES.  AMONG OTHERS, SOLTAMOX, AN ORAL LIQUID FORMULATION OF TAMOXIFEN ALREADY AVAILABLE IN THE UNITED KINGDOM, IS BEING DEVELOPED FOR INTRODUCTION INTO THE UNITED STATES.  IN PREPARATION FOR THIS, WE ARE IN THE PROCESS OF UPGRADING THE ROSEMONT MANUFACTURING FACILITY;

•                  THIRDLY, WE WILL FOCUS ON BUILDING A CORE RHEUMATOLOGY FRANCHISE WITH OUR OSTEOARTHRITIS HYALURONIC ACID PRODUCT AND, POTENTIALLY, PURICASE.  BOTH OF THESE PRODUCTS ADDRESS CONDITIONS TREATED PRIMARILY BY RHEUMATOLOGISTS; AND LASTLY,

•                  AS WE COMPLETE VALIDATION ACTIVITIES AT OUR NEW STATE OF THE ART BIOLOGICS MANUFACTURING FACILITY IN ISRAEL, WE WILL SEEK TO ENTER INTO A BROAD STRATEGIC ALLIANCE FOR THE DEVELOPMENT OF GENERIC BIOLOGICS.

TURNING NOW TO OUR BUSINESS UPDATE, I WILL BEGIN WITH OXANDRIN.

OXANDRIN

OUR OXANDRIN SALES IN 2003 INCREASED BY 26% OVER 2002 TO $57.6 MILLION.  THE MID-2003 OXANDRIN LAUNCH IN THE ONCOLOGY SECTOR GENERATED NEW OXANDRIN PRESCRIBERS.  THE 10-MG STRENGTH OXANDRIN TABLET, INTRODUCED IN LATE 2002, CONTINUED TO GAIN ACCEPTANCE, WITH APPROXIMATELY ONE-THIRD OF ALL PRESCRIPTIONS BEING WRITTEN FOR THE 10-MG STRENGTH BY THE END OF 2003.  PRESCRIPTION DISTRIBUTION BY SECTOR REMAINED AT APPROXIMATELY TWO-THIRDS RETAIL AND ONE-THIRD LONG-TERM CARE.  IN THE FOURTH QUARTER OF 2003, LONG-TERM-CARE PRESCRIPTIONS REPRESENTED APPROXIMATELY 40% OF OUR TOTAL PRESCRIPTIONS.

ORAL LIQUID PRODUCTS

ROSEMONT’S YEAR OVER YEAR SALES, WHICH WERE FAVORABLY IMPACTED BY THE STERLING/DOLLAR EXCHANGE RATE, GREW 21% IN U.S. DOLLARS TO $27.1 MILLION.  AS PART OF ITS REGULAR PROGRAM OF INTRODUCING NEW PRODUCTS INTO THE UK ORAL LIQUID MARKET, ROSEMONT DEVELOPED FORMULATIONS FOR AND INTRODUCED 6 NEW ORAL LIQUID DRUGS IN 2003 AND PLANS TO DEVELOP FORMULATIONS FOR 8 NEW PRODUCTS THAT THEY INTEND TO INTRODUCE TO THE UK

MARKET DURING 2004.  ADDITIONALLY, WORK IS UNDERWAY AT ROSEMONT AND SAVIENT ON DEVELOPING ORAL LIQUID PRODUCTS FOR INTRODUCTION IN OTHER TERRITORIES, INCLUDING THE UNITED STATES.  A BIO-EQUIVALENCY STUDY OF SOLTAMOX, ROSEMONT’S ORAL LIQUID FORMULATION OF TAMOXIFEN, HAS BEEN CONDUCTED, WITH A VIEW TO ITS INTRODUCTION IN THE UNITED STATES. IN PREPARATION FOR THE INTRODUCTION OF ROSEMONT’S ORAL LIQUID PRODUCTS INTO THE UNITED STATES, WE HAVE INITIATED A FACILITY UPGRADE THAT WE EXPECT TO COMPLETE THIS YEAR.

ROSEMONT, AS YOU KNOW, DEVELOPS, MANUFACTURES, AND MARKETS PRODUCTS FOR PATIENTS WHO, BECAUSE OF AGE, MEDICAL CONDITIONS, OR PERSONAL PREFERENCE, TAKE MEDICATION IN ORAL LIQUID FORM.  ROSEMONT OPERATES IN A MARKET SECTOR THAT IS GROWING AT MORE THAN TWICE THE RATE OF GROWTH OF THE OVERALL UK PHARMACEUTICAL MARKET.

DELATESTRYL

IN MARCH 2003, WE ENTERED INTO A SUPPLY AGREEMENT WITH SABEX, A CANADIAN MANUFACTURER AND MARKETER OF PHARMACEUTICAL PRODUCTS, TO MANUFACTURE DELATESTRYL FOR US FOR THE U.S. MARKET. DELATESTRYL (TESTOSTERONE ENANTHATE INJECTION) IS

OUR INJECTABLE TESTOSTERONE PRODUCT FOR THE TREATMENT OF HYPOGONADISM.

AS A RESULT, WE WERE ABLE TO MEET FULL MARKET DEMAND FOR DELATESTRYL IN 2003, AND EXPECT TO BE ABLE TO MEET THE PROJECTED FUTURE GROWTH IN DEMAND FOR OUR PRODUCT.  DELATESTRYL IS INDICATED FOR REPLACEMENT THERAPY IN CONDITIONS ASSOCIATED WITH A DEFICIENCY OR ABSENCE OF ENDOGENOUS TESTOSTERONE. THE U.S. TESTOSTERONE REPLACEMENT MARKET HAS ENJOYED SIGNIFICANT GROWTH OVER THE PAST SEVERAL YEARS AND IS ANTICIPATED TO CONTINUE TO EXPAND.

OSTEOARTHRITIS

IN OCTOBER 2003, WE REPORTED THAT THE FDA HAD ISSUED AN APPROVABLE LETTER WITH RESPECT TO OUR SODIUM HYALURONATE PRODUCT FOR THE TREATMENT OF PAIN ASSOCIATED WITH OSTEOARTHRITIS OF THE KNEE.  FDA APPROVAL IS SUBJECT TO SATISFACTORY INSPECTION OF OUR NEW MANUFACTURING FACILITY IN ISRAEL AND THE FINALIZATION OF PRODUCT LABELING.

SIMULTANEOUSLY WITH THE APPROVABLE LETTER, WE REACQUIRED COMMERCIAL RIGHTS TO THE PRODUCT, WHICH HAD PREVIOUSLY

BEEN EXCLUSIVELY LICENSED BY US TO DEPUY FOR ALL COUNTRIES WORLDWIDE EXCEPT JAPAN AND ISRAEL AND WHICH WAS MARKETED IN EUROPE BY DEPUY UNDER THE TRADE NAME ARTHREASE™.

THIS PRODUCT IS A TREATMENT OF THREE WEEKLY INJECTIONS OF SODIUM HYALURONATE INTO THE KNEE JOINT FOR THE RELIEF OF PAIN DUE TO OSTEOARTHRITIS.  IT IS A HIGH MOLECULAR WEIGHT FORMULATION OF SODIUM HYALURONATE WITH MOLECULAR WEIGHT AND VISCOELASTIC PROPERTIES SIMILAR TO HEALTHY SYNOVIAL FLUID OF THE KNEE.

WE ARE CURRENTLY IN THE PROCESS OF DEVELOPING A MARKETING PLAN FOR THE UNITED STATES AND EUROPE AND DETERMINING THE NAME UNDER WHICH WE WILL MARKET IT IN EUROPE AND, WHEN APPROVED, IN THE UNITED STATES.

AS TO THE TIMELINE FOR THE APPROVAL AND ITS INTRODUCTION IN THE UNITED STATES, VALIDATION ACTIVITIES OF OUR NEW MANUFACTURING FACILITY ARE CURRENTLY UNDERWAY AND WE ARE WORKING CLOSELY WITH THE FDA TO FACILITATE THEIR SITE INSPECTION AND ADDRESS ALL OUTSTANDING ISSUES AT THE EARLIEST OPPORTUNITY, FOLLOWING WHICH THE PRODUCT COULD BE SOLD IN THE UNITED STATES.  OURS WOULD BE THE ONLY NON-AVIAN SOURCED SODIUM HYALURONATE

PRODUCT FOR OSTEOARTHRITIS AVAILABLE FOR SALE IN THE UNITED STATES.

WE BELIEVE WE HAVE A NEW AND POTENTIALLY EXCITING BUSINESS OPPORTUNITY FOR OUR PRODUCT IN THE UNITED STATES.  ACCORDING TO IMS RESEARCH, THE U.S. MARKET FOR VISCOSUPPLEMENTATION PRODUCTS FOR THE TREATMENT OF KNEE PAIN DUE TO OSTEOARTHRITIS HAS BEEN GROWING AT AN ANNUAL RATE OF MORE THAN 15% FOR THE PAST FIVE YEARS.  IT NOW EXCEEDS $280 MILLION AND IS ANTICIPATED TO CONTINUE TO GROW AT THIS PACE.

I WILL NOW MOVE ON TO A BRIEF OVERVIEW OF THE CURRENT STATUS OF OUR CLINICAL PROGRAMS, BEGINNING WITH PROSAPTIDE.

IN JULY 2003, WE INITIATED PATIENT SCREENING FOR OUR PHASE II STUDY OF PROSAPTIDE, A NERVE GROWTH FACTOR PEPTIDE, IN THE TREATMENT OF NEUROPATHIC PAIN ASSOCIATED WITH HIV/AIDS.  THIS RANDOMIZED, DOUBLE BLIND, PLACEBO CONTROLLED, MULTICENTER, DOSE-RANGING STUDY IS BEING CO-SPONSORED BY THE NEUROLOGIC AIDS RESEARCH CONSORTIUM (NARC) AND THE AIDS CLINICAL TRIAL GROUP(ACTG).

PERIPHERAL NEUROPATHY, A CONDITION CAUSED BY DAMAGE TO NERVES OF THE PERIPHERAL NERVOUS SYSTEM, MAY BE DISEASE RELATED OR RESULT FROM CERTAIN DRUG THERAPIES.  IT USUALLY AFFECTS THE FEET AND LEGS AND CAN BE SERIOUS AND DEBILITATING.  ITS SYMPTOMS INCLUDE PAIN, NUMBNESS, AND TINGLING.  OUR OBJECTIVE IS TO DEVELOP AN ANALGESIC PRODUCT THAT EFFECTIVELY MITIGATES PERIPHERAL NEUROPATHIC PAIN WITHOUT THE DOSE LIMITING SIDE EFFECTS TYPICAL OF THERAPIES CURRENTLY IN USE.

PURICASE®

WE SUCCESSFULLY COMPLETED A PHASE I CLINICAL STUDY OF PURICASE®, A POLYETHYLENE GLYCOL (“PEG”) CONJUGATE OF THE ENZYME URICASE (URATE OXIDASE), IN THE TREATMENT OF HYPERURICEMIA AND SEVERE GOUT, IN 2003.  THE PATIENTS SELECTED FOR THE STUDY COULD NOT USE ALLOPURINOL, WHICH IS THE CONVENTIONAL THERAPY, DUE TO INTOLERANCE, OR BECAUSE THEIR HYPERURICEMIA WAS INADEQUATELY CONTROLLED BY ALLOPURINOL.  NO OTHER APPROVED THERAPY IS CURRENTLY AVAILABLE TO THESE REFRACTORY PATIENTS.

RESULTS SHOWED THAT PURICASE HAS THE ABILITY TO DRAMATICALLY REDUCE ELEVATED PLASMA URIC ACID LEVELS TO

WELL WITHIN THE NORMAL RANGE.  PURICASE WAS WELL TOLERATED IN ALL PATIENTS AND APPEARS TO BE SAFE, WITH NO ALLERGIC RESPONSE TO INTRAVENOUS ADMINISTRATION OBSERVED.

BECAUSE THE PRIMARY GOALS OF THE PHASE I STUDY WERE SUCCESSFULLY ACHIEVED, WE ARE PLANNING THE INITIATION, IN THE FIRST HALF OF 2004, OF A PHASE II SAFETY AND EFFICACY STUDY OF PURICASE, WHICH WE ANTICIPATE WILL BE COMPLETED DURING 2004.

URIC ACID IS A BREAKDOWN PRODUCT THAT IS NORMALLY EXCRETED BY THE KIDNEYS.  HOWEVER, IF EXCESS URIC ACID ACCUMULATES, IT CAN CRYSTALLIZE IN THE JOINTS AND CAUSE GOUT.  THE DISEASE CAUSES SEVERE PAIN AND MAY LEAD TO KIDNEY STONES, AS WELL AS DAMAGE TO THE JOINTS.

BTG-271

BTG-271 IS A HUMAN MONOCLONAL ANTIBODY CURRENTLY IN PRE-CLINICAL DEVELOPMENT FOR THE TREATMENT OF ACUTE MYELOID LEUKEMIA.  OUR WORK SO FAR SUGGESTS A NUMBER OF POSSIBLE APPLICATIONS FOR THIS UNIQUE ANTIBODY.  THE RESULTS OF OUR PRE-CLINICAL STUDIES, ANTICIPATED BY MID-YEAR, WILL DETERMINE THE FUTURE COURSE OF DEVELOPMENT OF BTG-271 AND THE PARTICULAR APPLICATIONS WE WILL PURSUE.

IN CONCLUSION, I WOULD LIKE TO BRIEFLY SUMMARIZE THE KEY EVENTS THAT CONTRIBUTED TO OUR GROWTH AND THE ADVANCEMENT OF OUR BUSINESS OBJECTIVES IN 2003.

•                  REVENUES AND PRODUCT SALES REACHED NEW RECORD LEVELS.

•                  WE COMPLETED THE TRANSITION TO A SIMPLER, MORE ECONOMICAL DIRECT-TO-WHOLESALER SALES MODEL FOR OXANDRIN.

•                  WE SUCCESSFULLY LAUNCHED OXANDRIN IN THE ONCOLOGY SECTOR FOR INVOLUNTARY WEIGHT LOSS ASSOCIATED WITH CANCER.

•                  AN APPROVABLE LETTER WAS ISSUED WITH RESPECT TO OUR H. A. OSTEOARTHRITIS PRODUCT.

•                  WE REACQUIRED GLOBAL RIGHTS TO THE H. A. PRODUCT.

•                  WE INITIATED OUR PROGRAM TO EXPAND OUR ORAL LIQUIDS FRANCHISE INTO NEW MARKETS IN EUROPE AND THE UNITED STATES.

•                  WE SUCCESSFULLY TRANSFERRED DELATESTRYL PRODUCTION TO SABEX IN CANADA AND WERE ABLE TO MEET FULL 2003 DEMAND.

•                  WE SUCCESSFULLY COMPLETED A PHASE I CLINICAL STUDY OF PURICASE IN THE TREATMENT OF INTRACTABLE GOUT.

•                  WE INITIATED A PHASE II CLINICAL STUDY OF PROSAPTIDE IN THE TREATMENT OF NEUROPATHIC PAIN IN HIV/AIDS.

•                  AND, WE RECEIVED EUROPEAN APPROVAL OF OUR NEW MANUFACTURING FACILITY IN ISRAEL FOR THE PRODUCTION OF BIOLON AND OUR H. A. OSTEOARTHRITIS PRODUCT FOR THE EUROPEAN MARKET.

AS YOU CAN WELL APPRECIATE, WE ARE VERY PLEASED WITH THESE ACHIEVEMENTS AND WILL STRIVE TO BUILD ON THEM THIS YEAR, REMAINING DEDICATED TO THE DEVELOPMENT AND COMMERCIALIZATION OF THERAPEUTIC AGENTS THAT ADDRESS UNMET MEDICAL NEEDS IN BOTH NICHE AS WELL AS LARGER MARKET SEGMENTS.

AT THIS TIME I WOULD LIKE TO OPEN THE CALL TO ANY QUESTIONS THAT YOU MIGHT HAVE.

OPERATOR:  THANK YOU.  THE QUESTION AND ANSWER SESSION WILL BEGIN AT THIS TIME.  IF YOU ARE USING A SPEAKERPHONE, PLEASE PICK UP THE HANDSET BEFORE PRESSING ANY NUMBERS.  SHOULD YOU HAVE A QUESTION, PLEASE PRESS STAR, ONE ON YOUR PUSHBUTTON TELEPHONE.  IF YOU WISH TO WITHDRAW YOUR QUESTION, PLEASE PRESS STAR, TWO.

OUR FIRST QUESTION COMES FROM ANDREW SCOTT FROM MAXIM.  PLEASE STATE YOUR QUESTIONS.

ANDREW SCOTT, ANALYST, MAXIM:  GOOD MORNING, EVERYBODY, AND CONGRATULATIONS ON THE GOOD QUARTER.  I HAVE A FEW QUESTIONS, AND I’D LIKE TO FOCUS ON OXANDRIN FIRST.  I READ THE PRESS RELEASE.  IT SEEMS LIKE IT WAS A VERY CLEVER AND SHREWD MOVE BY MANAGEMENT.  IN YOUR OPINION, DO YOU HAVE ANY IDEA – CAN THIS DELAY A GENERIC LAUNCH OF THE PRODUCT INDEFINITELY, IS THERE A TIMELINE, CAN PEOPLE FIND A WAY AROUND THIS, DOES THIS GRANT YOU GUYS ANOTHER SIX TO NINE MONTHS?  DO YOU HAVE ANY PHILOSOPHY OR OPINIONS ON THIS?

FASS:  GOOD MORNING, ANDREW.  LET ME ADDRESS THAT VERY, VERY FRANKLY AND FORTHCOMINGLY.

OUR CONCERN AND THE REASON FOR FILING THE CITIZENS’ POSITION IS A GENUINE CONCERN FOR PATIENT HEALTH AND THE RISK ATTENDANT WITH THE COADMINISTRATION OF OXANDRIN AND WARFARIN, COUMADIN OR WARFARIN-TYPE PRODUCTS.

WE WERE CONCERNED ENOUGH WHEN WE BECAME AWARE THAT WE HAD – OBVIOUSLY WE HAVE A SIGNIFICANT ELDERLY POPULATION THAT WAS CO-MAINTAINED ON WARFARIN AND OXANDRIN, AND UNDERTOOK TO DO A CLINICAL TRIAL THAT SHOWED THE PROFOUND INTERACTION THAT TAKES PLACE BETWEEN OXANDRIN AND WARFARIN, REQUIRING THIS ADJUSTMENT AND REDUCTION IN WARFARIN OF BETWEEN 80% TO 85%.

INTERACTED WITH THE FDA, HAD OUR LABEL CHANGED AND COMMUNICATED WITH THE ENTIRE MEDICAL COMMUNITY TO MAKE SURE THAT THEY WERE ABSOLUTELY AWARE OF THAT SITUATION AND THE RISK ATTENDANT TO NOT PAYING ATTENTION TO THAT INTERACTION.  OUR CONCERN IS SIMPLY THAT IF THERE ARE GOING TO BE ANY GENERICS

OUT THERE, AND THERE ARE LIKELY TO BE GENERICS – IF THERE ARE GOING TO BE ANY GENERICS OUT THERE, THEY NEED TO APPROPRIATELY ADDRESS THIS ISSUE OF THE OXANDROLONE/WARFARIN INTERACTION.

AND THAT’S – THAT IS THE CONCERN, AND THAT’S WHY THE CITIZENS’ PETITION HAS BEEN FILED.  WHETHER THIS WILL HOLD ANYBODY UP, OR NOT HOLD ANYBODY UP, THAT’S NOT OUR CONCERN.  THAT’S FOR THE FDA TO DECIDE.  IT WILL BE UP TO THE FDA TO DECIDE HOW TO ADDRESS THIS ISSUE AND HOW TO REQUIRE ANY POTENTIAL GENERICS TO ADDRESS THIS ISSUE, AND IT IS STRICTLY A SAFETY CONCERN THAT HAS MOTIVATED US TO DO THIS.

SCOTT:  OK, I UNDERSTAND WHAT YOU’RE SAYING.  I THINK IT’S VERY CLEVER AND I THINK YOU HAVE A VALID POINT THERE.  BUT HAVING SAID THAT, DO YOU HAVE OTHER STRATEGIC ALTERNATIVES THAT YOU COULD PURSUE THAT COULD OFFSET GENERIC OXANDRIN?

FASS:  WE ...

SCOTT:  I DON’T NEED TO KNOW WHAT THEY ARE, BUT I JUST WANTED TO SEE IF YOU GUYS ARE THINKING ABOUT IT.

FASS:  WE HAVE SAID IN PREVIOUS FILINGS THAT WE – AND AS I SAID THIS MORNING, WE ARE AWARE OF THE MFS OR NDAS THAT HAVE BEEN FILED.  WE EXPECT THAT AT A POINT IN TIME IN THE FUTURE, THERE WILL BE GENERICS.  WHEN AND IF THAT TAKES PLACE, WE CANNOT SAY AT THIS POINT IN TIME.  WE WILL NOT NECESSARILY SIT BACK AND AWAIT THE GENERICS COMING INTO THE MARKETPLACE.  THERE ARE SEVERAL THINGS THAT WE INTEND TO DO IN TERMS OF MAKING SURE THAT WE CAN PROTECT AS MUCH OF OUR FRANCHISE ONCE GENERICS DO COME INTO THE MARKETPLACE, IF IN FACT THEY DO.

SCOTT:  OK.  OK – LOOKING AT YOUR RESULTS FOR Q4 ‘03 VERSUS Q4 ‘02, IT LOOKED LIKE YOUR RESULTS FOR OXANDRIN WERE UP ABOUT 30% — 38% YEAR OVER YEAR.  DO YOU ATTRIBUTE THAT – IT ALSO READ THAT YOU HAD A SLIGHT INCREASE IN THE PRODUCT IN THE FOURTH QUARTER.  IS IT A COMBINATION OF THAT, AND ARE YOU ENCOURAGED BY SOME OF THE EFFORTS OF BY THE CSO PARTNER YOU’RE WORKING WITH?

FASS:  I THINK THE COMBINATION OF SEVERAL THINGS – THE PRICE INCREASE, WHICH WAS A MID-DECEMBER PRICE INCREASE HAD SOMETHING TO DO WITH IT.  I THINK THE FACT THAT WE HAVE SIGNIFICANT CONVERSION OF THE 2.5 MILLIGRAM TABLET INTO THE 10 MILLIGRAM TABLET AND A SIGNIFICANT PROPORTION OF OUR SCRIPTS NOW ARE BEING WRITTEN UTILIZING THE 10 MILLIGRAM, AND THAT

SCRIPT IS WORTH MORE THAN A 2.5 MILLIGRAM GENERATED SCRIPT.  THAT HAD SOMETHING TO DO WITH IT.

AND MOST OF ALL, END USER USAGE WAS UP.  IT’S TOO EARLY FOR US TO GAUGE WHETHER IT’S AS A RESULT OF OUR USE IN PART OF CONTRACT SALES FOLKS TO SUPPLEMENT OUR OWN SALE CONTINGENT, BUT IT MAY BE.  WE WILL OBVIOUSLY BE LOOKING AT A VARIETY OF THESE REASONS TO – AND TRY AND MAKE SENSE AS WE MOVE FORWARD AS TO HOW TO MAXIMIZE AND OPTIMIZE THE OXANDRIN POTENTIAL AS WE GO FORWARD.

SCOTT:  ALL RIGHT.  I HAVE ONE MORE QUESTION AND THEN I’LL CIRCLE BACK, BECAUSE I’M SURE OTHER PEOPLE HAVE OTHER QUESTIONS.

BUT IN YOUR NEW AGENDAS FOR 2004, YOU MAKE STATEMENT AND REFERENCE TO YOUR MANUFACTURING FACILITY IN ISRAEL, AND COMPLETING YOUR VALIDATION ACTIVITIES AND ENTER INTO A BROAD STRATEGIC ALLIANCE FOR THE DEVELOPMENT OF GENERIC BIOLOGICS.  I THINK THAT’S A GOOD MOVE.  THAT’S SOMETHING MATERIALLY DIFFERENT THAN I’M HEARING NOW, WHICH IS A POSITIVE.  DOES THIS SIGNAL THE END OF THE BIOGENERICA RELATIONSHIP WITH TEVA.  DO YOU PLAN ON EXPANDING THAT RELATIONSHIP TO PURSUE MORE THAN THE TWO OR THREE PRODUCTS YOU’RE WORKING ON WITH THEM?  DO YOU PLAN ON OPENING THAT UP WITH OTHER PARTNERS?  CAN YOU GIVE US A LITTLE MORE COLOR ON THAT?

FASS:  RIGHT.  FIRSTLY ON THE TEVA RELATIONSHIP, THE TEVA RELATIONSHIP ON BIOGENERICA RELATES ITSELF TO A SINGLE PRODUCT ONLY AT THIS POINT.

SCOTT:  IT’S ONLY ONE PRODUCT, OK.

FASS:  IT WAS TWO.  IT’S BECOME FOCUSED ON ONE ONLY.

SCOTT:  IS THAT RELATED TO THE SECOR ACQUISITION, BECAUSE WE THOUGHT THERE WOULD BE SOME OVERLAP, BECAUSE THEY HAD A BIOGENERIC PLATFORM, ALSO.

FASS:  NO, EVEN BEFORE THE SECOR ACQUISITION, THE TWO-PRODUCT RELATIONSHIP BECAME A ONE-PRODUCT RELATIONSHIP.

SCOTT:  OK.

FASS:  ... CONTINUES, WE HAVE THE OPPORTUNITY OF FORGING A STRATEGIC ALLIANCE FOR A NUMBER OF BIOGENERIC PRODUCTS, AND

WE WILL DO THAT IF IT’S IN PARALLEL TO THE TEVA RELATIONSHIP ON THE ONES, THAT MAY BE.  IF TEVA WISHES NOT TO GO FORWARD, THAT MAY BE AS WELL.

BUT WE WILL TRY AND SECURE A MAJOR STRATEGIC ALLIANCE THAT WILL FOCUS ITSELF ON A NUMBER OF BIOLOGICS, AND WE’LL ALSO DEAL BOTH IN TERMS OF THE DEVELOPMENTAL SKILLS – RESEARCH DEVELOPMENTAL SKILLS THAT WE POSSESS AT OUR SUBSIDIARY IN ISRAEL, AND FOREMOST THE CAPACITY THAT WE NOW HAVE WITHIN THIS STATE-OF-THE-ART FACILITY THAT HAS – OR IS BECOMING VALIDATED AND HOPEFULLY SOON FDA APPROVED.

SCOTT:  OK, ARE YOU – CAN YOU TELL US – NOT WHO, BUT ARE YOU TALKING TO PEOPLE NOW ABOUT THIS?

FASS:  WE ARE IN THE PROCESS OF DISCUSSIONS WITH SEVERAL PARTIES.

SCOTT:  OK.  ALL RIGHT, I’M GOING TO CIRCLE BACK.  I’LL LET SOME OTHER PEOPLE ASK QUESTIONS.  THANK YOU.

FASS:  THANKS, ANDREW.

OPERATOR:  OUR NEXT QUESTION COMES FROM PATRICK KENT FROM BOSTON COMPANY.  PLEASE STATE YOUR QUESTION.

PATRICK KENT, ANALYST, BOSTON COMPANY:  HEY, GUYS.  JUST A COUPLE OF QUESTIONS.  MAYBE, COULD YOU JUST GIVE ME SOME NUMBERS FOR THE QUARTER AND FOR THE YEAR ON CASH FLOW FROM OPS AND SOME CAP EX NUMBERS, AND THEN MAYBE WHAT ESTIMATED CAP EX MIGHT BE FOR ‘04 WITH THE SPENDING ON THE ROSEMONT FACILITY?

FASS:  CAP EX FOR 2003 PATRICK WAS APPROXIMATELY $8 MILLION.  CAP EX FOR 2004 WILL NOT EXCEED $3 MILLION.

PATRICK KENT:  OK.  AND CASH FLOW FROM OPS FOR ‘03?

FASS:  IT’S NET CASH FLOW WAS $5 MILLION, I BELIEVE.

KENT:  THAT’S AFTER CAP EX, OR BEFORE?

FASS:  I’M SORRY, NET CASH WAS $16 MILLION.

KENT:  SIXTEEN MILLION, OK.  OK.

AND THEN JUST A QUESTION ON SOLTAMOX.  I’M JUST – I’M NOT TOTALLY FAMILIAR WITH THE MARKET.  I KNOW BARR WAS IN THE U.S. MARKET WITH TAMOXIFEN.  IS THERE A LIQUID TAMOXIFEN IN THE U.S. MARKET NOW, OR WOULD THIS BE A NEW PRODUCT?

FASS:  AS BEST AS WE KNOW, THERE IS NOT A LIQUID VERSION OF TAMOXIFEN ON THE MARKET RIGHT NOW.  THERE OBVIOUSLY ARE A NUMBER OF GENERIC TABLET TAMOXIFEN ON THE MARKET, BUT NOT A LIQUID FORMULATION.

KENT:  SURE.  OK, AND JUST A QUICK QUESTION ON THE TIMING OF – I THINK YOU MADE SOME COMMENTS ON TIMING ON WHAT’S HAPPENING WITH PROSAPTIDE, AND I GUESS I KIND OF MISS IT.  SO I HEARD YOU SAY IN PURICASE YOU WERE LOOKING AT THE PHASE II STARTING, BUT ON PROSAPTIDE, JUST WHERE ARE WE ON THAT?

FASS:  WE ARE INTO THE PHASE II TRIAL.  THE TRIAL WILL TAKE ALL OF 2004 AND SPILL OVER INTO EARLY 2005 UNTIL IT’S CONCLUDED.  THE PURICASE PHASE II WILL BE COMPLETED WITHIN 2004 AND WILL ALLOW US TO ANALYZE AND EVALUATE THE DATA AND DECIDE HOW TO MOVE FORWARD INTO PHASE III.

KENT:  VERY GOOD.  AND LAST QUESTION, ON OXANDRIN, I GUESS – IS THERE ANY – HAVE THE PATENTS EXPIRED ON THIS, OR DO YOU HAVE ANY PATENTS ON OXANDRIN?

FASS:  THERE ARE SOME PATENTS THAT HAVE BEEN ISSUED TO OXANDRIN.

KENT:  SO I GUESS WITH GENERICS FILING, DO THEY NEED TO – DO THEY NEED TO SORT OF GET RID OF A PATENT?  IS THIS A PARAGRAPH FOUR FILING FOR THIS?

FASS:  WE HAVE NOT FILED ANY PATENTS TO THE ORANGE BOOK.

KENT:  CAN YOU STILL, OR NOT?  YOU’D NEED TO GET A NEW ONE ISSUED, RIGHT?

FASS:  IT REMAINS TO BE SEEN.

KENT:  OK.  VERY GOOD.  THANKS A LOT.

FASS:  THANK YOU.

OPERATOR:  WE DO HAVE A FOLLOW UP COMING FROM ANDREW SCOTT FROM MAXIM.

SCOTT:  OK, GUYS.  ALL RIGHT, A FEW MORE QUESTIONS.  NOW I’LL HOG UP SOME MORE TIME HERE.  ROSEMONT EXPANSION, I KNOW YOU’RE DOING THE UPGRADE HERE.  DO YOU HAVE ANY TIMELINE ON WHEN A FACILITY INSPECTION COULD TAKE PLACE, AND WHEN POSSIBLY YOU COULD LAUNCH INTO THE U.S. MARKET?

FASS:  I THINK THE FACILITY INSPECTION COULD TAKE PLACE AS EARLY AS THIS YEAR.  WE EXPECT THAT THE LAUNCH INTO THE U.S. MARKET WOULD PROBABLY BE 2005.

SCOTT:  OK.  OK, SO – OK.  ALSO, LOOKING AT YOUR AGENDA, YOU TALK A LOT ABOUT PURICASE, PROSAPTIDE.  LET ME JUST FOCUS ON PROSAPTIDE A LITTLE BIT.  I UNDERSTAND YOU WON’T HAVE RESULTS UNTIL EARLY 2005, AND DEPENDING ON THE RESULTS, DOES THAT BECOME A PART OF YOUR CORE PLATFORM?  DO YOU LICENSE THAT OUT TO SOMEONE, AND COULD YOU GIVE ME AN IDEA ON HOW MUCH HAS BEEN INCURRED FROM R&D?  IT LOOKS YOU SPENT ABOUT $32 MILLION IN ‘03, AND IT LOOKS LIKE YOU STARTED PATIENT RECRUITMENT IN JULY OF ‘03.

COULD YOU GIVE ME AN IDEA AT HOW MUCH ON R&D IS GOING TO BE ATTRIBUTED TO PROSAPTIDE?

FASS:  WELL, ANDREW, WE DON’T TYPICALLY SPLIT THE R&D CATEGORY BY PRODUCT, SO WE DON’T SHARE THAT PUBLICLY IN TERMS OF WHAT WE’RE SPENDING.  IN TERMS OF THE LARGER ISSUE THAT YOU RAISE, AS TO WHAT HAPPENS POST-PHASE II, I THINK THAT REMAINS TO BE SEEN.  IT REMAINS TO BE SEEN IN TERMS OF – AND IT NEEDS TO BE PLACED IN CONTEXT OF WHERE WE ARE, WHERE OXANDRIN IS, WHERE PURICASE IS, WHERE THE BIOGENERICA STRATEGIC ALLIANCE IS.

RIGHT NOW, IF YOU LOOK AT PROSAPTIDE, IT IS NOT WITHIN THE THERAPEUTIC CATEGORY THAT WE ARE DEFINING FOR OURSELVES AS A MAJOR THRUST FORWARD, WHICH IS RHEUMATOLOGY/ORTHOPEDIC SURGERY, WHERE WE WANT TO TAKE THE HA PRODUCT AND BEGIN TO MAKE OF THAT A MAJOR FRANCHISE FOR THE CORPORATION, AND FOLLOWING THAT WITH PURICASE IF POSSIBLE TO ESTABLISH A MAJOR THRUST WITHIN RHEUMATOLOGY/ORTHOPEDIC SURGERY.  AND CLEARLY, NEUROBIOLOGY OR NEUROPATHIC PAIN IS NOT NECESSARILY WITHIN THAT.

TO THE EXTENT THAT OUR RESOURCES AND OUR CAPABILITIES ARE AT A DIFFERENT PLACE COME 2005, THEN IT OBVIOUSLY DEPENDS IN GREAT

MEASURE ON WHAT IS HAPPENING WITH OXANDRIN, WE WILL EVALUATE THE SITUATION WITH PROSAPTIDE AND DECIDE WHETHER WE WISH TO CONTINUE ON OUR OWN OR PARTNER IT OR CO-COLLABORATE WITH SOMEBODY OR LICENSE THAT OPPORTUNITY OUT.

OBVIOUSLY, POST PHASE II SUCCESSFULLY DEMONSTRATED EFFICACY AND SAFETY, THAT ASSET COULD BE A VERY VALUABLE ASSET TO US.  BUT I THINK THAT DECISION OF WHO TO PROCEED, INDEPENDENTLY OR IN COLLABORATION OR IS IT DIVESTMENT OF THE ASSET WILL BE MADE ONLY AFTER THE PHASE II TRIAL IS COMPLETED.

SCOTT:  OK, NOW IN RESPECT TO PURICASE, THE DRUG DOES HAVE ORPHAN DRUG DESIGNATION.  IF PHASE II YOUR SAFETY AND EFFICACY STUDY GOES WELL, DO YOU HAVE AN IDEA HOW FAR AWAY YOU’RE LOOKING AT POTENTIAL COMMERCIALIZATION ON THE PRODUCT?

FASS:  IT STILL IS SEVERAL YEARS AWAY.

SCOTT:  IS THAT BY THE END OF ‘06, ‘07?

FASS:  PROBABLY ‘06, ‘07.

SCOTT:  OK, ALL RIGHT.  NEXT QUESTION, YOU WERE TALKING ABOUT ARTHREASE.  CAN YOU GIVE US BETTER A TIMELINE?  COULD THAT STILL BE INTRODUCED LATE IN ‘04?

FASS:  IT ALL DEPENDS ON THE FDA.  WE’RE TRYING TO – WE’RE SITTING WITH AN APPROVABLE LETTER.  WE ARE IN THE PROCESS OF RESPONDING TO QUERIES THAT THE FDA HAS RAISED IN TERMS OF THE FACILITY IN ISRAEL, AND HOPEFULLY IF WE SATISFY THOSE QUERIES WITH APPROPRIATE RESPONSES, THE FDA WILL SCHEDULE AN INSPECTION OF THE FACILITY LATER THIS YEAR, AND HOPEFULLY WE COULD HAVE AN APPROVAL FOR THE PRODUCT BEFORE THE END OF THE YEAR.

SCOTT:  TWO LAST QUESTIONS.  REGARDING THE STATUS ON THE HGH LITIGATION WITH NOVO, I KNOW THAT CONCLUDED JULY/AUGUST OF PAST YEAR, IT COULD TAKE UP TO A YEAR.  HAVE WE GOTTEN ANY MORE FEEDBACK REGARDING THAT, OR DO WE HAVE ANY BETTER IDEA WHEN WE COULD GET SOME NEWS ON THAT?

FASS:  YES, THE ONLY UPDATE I CAN PROVIDE YOU IS I GUESS FIRSTLY A SENSE, AN INTERNAL SENSE, AN OPTIMISTIC SENSE, THAT HOPEFULLY THERE COULD BE A GOOD TURN HERE FOR US.  I’M – ON A MORE OBJECTIVE CALIBRATION, SINCE SEVERAL MONTHS HAVE GONE BY, WE

ARE ANTICIPATING AN ANSWER NOW FROM THE JUDGE PROBABLY WITHIN THE NEXT FOUR TO SIX MONTHS.  SO IT’S COMING AROUND.

SCOTT:  OK.  AND ON – AS IT STILL RELATES TO HGH, ARE YOU STILL PURSUING MORE EUROPEAN MARKETS?  I KNOW IT LOOKED LIKE YOUR SALES WERE DOWN, AND I KNOW THE PRICING PRESSURES FROM JAPAN – THEY LOOK LIKE THEY WERE DOWN YEAR OVER YEAR, QUARTER TO QUARTER, FROM ABOUT $8 MILLION TO $5.5 MILLION.

ARE YOU STILL PURSUING MORE MARKETS WITH THE PRODUCT, OR WHERE’S YOUR STATUS GOING ON THAT?

FASS:  WELL, I THINK THE EUROPEAN SALES ARE ACTUALLY PRODUCING NICELY.  OUR PARTNER THERE (INAUDIBLE) IS COMMITTING MORE AND MORE RESOURCES TO IT, SO THE PRODUCT IS GROWING NICELY IN EUROPE.  THE PRODUCT HAS DECLINED WITHIN JAPAN BECAUSE OF THE PRICING CONSTRAINTS.  NEVERTHELESS, IN 2003, THE TOTAL GROWTH HORMONE NUMBER WAS ESSENTIALLY THE SAME AS IN 2002, APPROXIMATELY $20 MILLION.

SCOTT:  OK, SNEAKING IN ANOTHER QUESTION HERE.  DELATESTRYL SALES, IT SEEMS LIKE THEY WERE A BIT – AFTER YOU GOT SABEX BACK ON BOARD, I KNOW YOU MET FULL DEMAND.  SEEMS LIKE THEY WERE FLAT QUARTER TO QUARTER, 5.2, 5.1.  ARE YOU STILL – ARE YOU USING A CSO FOR THAT, OR I KNOW YOU MADE SOME COMMENTS.  YOU’RE STILL EXPECTING OR PROJECTING SOME SORT OF SUBSTANTIAL GROWTH RATE FROM THAT PRODUCT?

FASS:  WE ARE ANTICIPATING GROWTH FOR THE PRODUCT, AND I THINK THE REASON YOU SEE A DECLINE – A SLIGHT DECLINE, OR A DECLINE IN 2003 FROM 2002 IS THAT WE ALLOCATED THE PRODUCT VERY CAREFULLY THROUGHOUT 2003 TO MAKE SURE THAT WE WOULD NOT GET INTO A BACKORDER SITUATION FOR THE PRODUCT.

SO WE HELD TIGHT REINS ON THE PRODUCT THROUGHOUT THE YEAR.  I THINK NOW THAT THE SUPPLY IS PLENTIFUL AND SECURE, WE HAVE ESSENTIALLY UNLEASHED THOSE REINS, AND WE DO ANTICIPATE THAT THE PRODUCT WILL GROW IN 2004.

SCOTT:  OK, AND THE FINAL QUESTION I HAVE IS, DOES THE COMPANY REMAIN OPPORTUNISTIC ON POTENTIAL PRODUCT PURCHASES OR PRODUCT DIVESTITURES.

FASS:  I THINK THE ANSWER TO THAT SIMPLY IS YES, ALTHOUGH WE ARE TRYING TO CONSCIOUSLY FOCUS WITHIN THE THERAPEUTIC TARGETS

THAT WE HAVE DEFINED FOR OURSELVES, ORTHOPEDIC SURGERY AND RHEUMATOLOGY, SO FIRST AND FOREMOST, WE WILL BE LOOKING FOR OPPORTUNITIES WITHIN THAT SECTOR, SECONDARILY PERHAPS IN UROLOGY, WHERE DELATESTRYL FITS.  AND CERTAINLY TRYING TO, AS WELL IN WHATEVER WE DO, CONSTANTLY BE THINKING OF THE ROSEMONT OPPORTUNITIES ON A GLOBAL BASIS, AND THE BIOGENERIC OPPORTUNITIES OUT OF ISRAEL.

BUT WE WILL REMAIN HAVING A MINDSET THAT IS OPPORTUNISTIC AS WELL.

SCOTT:  OK, SOUNDS GOOD.  THANKS AGAIN.

FASS:  THANKS, ANDREW.  BYE-BYE.

OPERATOR:  OUR NEXT QUESTION COMES FROM JASON ARIER  FROM JAWA SECURITIES.  PLEASE STATE YOUR QUESTION.

JASON ARIER, ANALYST, JAWA SECURITIES:  CONGRATULATIONS ON A GREAT QUARTER, GUYS.

FASS:  THANK YOU.

ARIER:  TWO QUICK QUESTIONS.  ONE, WHEN YOU DISCUSS INTERACTIONS WITH WARFARIN, WILL – ASSUMING ASTRAZENECA GETS EXANTA APPROVED, HOW WILL THAT CHANGE YOUR FEELING ON THE INTERACTION WITH WARFARIN?

FASS:  I ADMIT THAT I DON’T KNOW WHAT THAT PRODUCT IS ABOUT, SO MAYBE YOU COULD TELL US WHAT THAT PRODUCT IS?

ARIER:  IT’S KIND OF ASTRAZENECA’S NEXT GENERATION WARFARIN, REALLY THE DRUG THAT THEY’RE TRYING TO REPLACE WARFARIN WITH.  AND I WAS JUST WONDERING IF THEY GET THAT APPROVED, WHICH THEY I THINK ARE HOPING TO IN THE NEXT 12 OR SO MONTHS.

FASS:  I GUESS THE ANSWER TO THAT, THEN, WOULD BE JASON THAT IT DEPENDS ON WHETHER THAT PRODUCT ESSENTIALLY OBSOLETES ALL OF WARFARIN.  BUT AS LONG AS WARFARIN IS IN THE MARKETPLACE, WARFARIN/COUMADIN, IT IS AN ISSUE, AND IT IS A VERY SERIOUS SAFETY – PATIENT SAFETY ISSUE, AS LONG AS WARFARIN IS IN THE MARKETPLACE.

ARIER:  SIM, HAVE YOU HAD DISCUSSIONS WITH THE FDA?  OTHER THAN THIS LETTER, HAVE YOU DISCUSSED IT WITH THEM?  IF SO, HAVE YOU

RECEIVED ANY FEEDBACK FROM THEM, WHETHER THEY ARE CONCERNED?

FASS:  LET ME JUST SAY WE’VE HAD DISCUSSIONS WITH THE FDA, AND LET’S JUST LEAVE IT THERE, OK?

ARIER:  OK.  AND JUST A VERY GENERAL QUESTION.  I MEAN, CLEARLY OUR STOCK IS TRADING AT AN UNBELIEVABLY LOW LEVEL.  I MEAN, WE’RE TRADING AT TWO TIMES SALES HERE, WELL BELOW ANYTHING ELSE IN THE GROUP RIGHT NOW.  I’VE DISCUSSED WITH THIS CHRIS IN THE PAST, BUT IT SEEMS AS IF YOU GUYS ARE RUNNING THE BUSINESS WELL.  IT LOOKS LIKE THE U.K. ACQUISITION WAS A GOOD ONE.  YOU’VE PUT UP A GREAT QUARTER, A VERY NICE YEAR, YOU’RE PROFITABLE.  WHAT, FROM YOUR PERSPECTIVE, SIM, WHAT IS THE COMPANY NOT DOING TO ACHIEVE A REASONABLE VALUATION IN THE MARKETPLACE?

FASS:  JUST ONE POINT IN TERMS OF WHAT YOU JUST SAID, I JUST WANT TO REITERATE ROSEMONT’S IMPORTANCE TO THE CORPORATION.  WHEN WE ACQUIRED IT WE SAID IT WOULD BE ACCRETIVE TO US AT APPROXIMATELY 20%.  THE FIRST FULL YEAR RESULTS WITH ROSEMONT IT ACTUALLY WAS ACCRETIVE TO A 35%, SO IT WAS A PROFOUNDLY IMPORTANT ACQUISITION FOR THE CORPORATION.

IN TERMS OF WHAT WE’RE NOT DOING, AND WHAT WE NEED TO DO GOING FORWARD, AND WHY THE STOCK IS I THINK WHERE IT IS, IS THAT THERE IS A GREAT DEAL OF CONCERN THAT IF THERE WERE TO BE GENERIC CONTENDERS OR COMPETITION FOR OXANDRIN, THAT THE RUG WOULD BE PULLED FROM UNDER US, AND THERE WOULD BE – AND THE CONCERN IS THAT WE WOULD NOT REMAIN A PROFITABLE COMPANY OR A VIABLE COMPANY.  AND I THINK WHAT WE NEED TO DO IS DISPEL THOSE NOTIONS.  IF THERE WERE TO BE GENERIC COMPETITION – AND AT THIS POINT WE DON’T KNOW.  BUT IF THERE WERE TO BE GENERIC COMPETITION, WE NEED TO CONVINCE THE MARKETPLACE THAT WE KNOW WHAT WE’RE DOING, AND THAT WE WILL CONTINUE AS A PROFITABLE COMPANY, AND THAT THERE ARE SUFFICIENT ASSETS IN PLACE ALREADY NOW, AND THAT THERE WILL BE ADDITIONAL ONES THAT WILL BE PUT INTO PLACE THAT WILL ALLOW US TO GROW AS A PROFITABLE, EXCITING COMPANY, EVEN IF THERE ARE GENERIC VERSIONS OF OXANDROLONE THAT COME INTO THE MARKETPLACE.

I THINK THAT BECOMES THE BURDEN THAT WE AT SENIOR MANAGEMENT HAVE, TO DISPEL THE FEARS THAT THE RUG COULD BE PULLED FROM UNDER US.  AND I THINK AS SOON AS WE DO THAT, I THINK THE MARKETPLACE WILL BE MORE WILLING TO BE RESPONSIVE TO THE TRUE VALUATION THAT’S INHERENT IN THIS COMPANY.

ARIER:  DO YOU HAVE TO, SIM, WAIT UNTIL WE ACTUALLY HAVE A GENERIC ON THE MARKET TO DO THAT, OR CAN YOU NOT HEAD THAT OFF AT THE PASS?  AND MAYBE, LET ME ASK WHY DO YOU THINK YOU HAVEN’T BEEN ABLE TO HEAD THAT OFF SO FAR?

FASS:  I THINK FOR SOME INDIVIDUALS THE PROOF IS IN THE SHOWING.  IT’S WAIT UNTIL THE GENERICS AND WE’LL SEE HOW YOU GUYS CAN NAVIGATE THROUGH THAT KIND OF A TURBULENCE, AND PROVE TO US THAT IN FACT YOU CAN REMAIN PROFITABLE.  I THINK WE DON’T WANT TO WAIT FOR THAT EVENT OR REALITY TO OCCUR, IF IT WERE TO OCCUR, AND WE NEED TO DEMONSTRATE IT AND IMPROVE THE REALITY OR WHAT THE ALTERNATE REALITY IS, OF OUR REMAINING VIABLE EVEN IF THOSE GENERICS WERE TO TAKE PLACE.  AND I THINK THAT’S THE MISSION OR THE CHALLENGE THAT WE AT SENIOR MANAGEMENT HAVE OVER THE COMING WEEKS OF GETTING OUT THERE AND TELLING THE STORY AND CONVINCING THE INVESTMENT COMMUNITY THAT THIS IS IN FACT A HIGHLY VIABLE ENTERPRISE.

ARIER:  GREAT, AND LAST QUESTION, CAN YOU GIVE US AN UPDATE ON YOUR PLANS FOR THE CFO POSITION?

FASS:  WE HAVE A WONDERFUL ACTING CFO IN ALAN RUBINFELD, AND – WHO HAS FULFILLED MORE THAN OUR EXPECTATIONS IN TERMS OF COMING IN IN A HIGHLY DIFFICULT TIMEFRAME, YEAR END, AND HAS ORCHESTRATED THE YEAR-END ORDERS EFFECTIVELY INTERNALLY AS WELL AS WITH GRANT THORNTON, OUR AUDITORS.  AND WE SHALL SEE.

ARIER:  THANK YOU.

FASS:  THANK YOU.

OPERATOR:  OUR NEXT QUESTION COMES FROM DING CHUN FROM FARALLON CAPITAL.  PLEASE STATE YOUR QUESTION.

DING CHUN, ANALYST, FARALLON CAPITAL CHUN:  HI, ACTUALLY, MOST OF MY QUESTIONS HAVE BEEN ANSWERED.  I THINK – THIS IS A FOLLOW UP TO THE PREVIOUS COMMENT, THAT JUST IN GENERAL, DR. FASS, WHAT ARE YOUR THOUGHTS IN TERMS OF THE GENERIC DEFENSE STRATEGY THAT YOU HAVE FOR OXANDRIN, APART FROM FILING THIS PETITION?

FASS:  TO THE EXTENT THAT – FIRSTLY, I WANT TO REITERATE.  THIS IS NOT AN ANTI-GENERIC STRATEGY.  THIS IS A PATIENT SAFETY CONCERN ISSUE FOR US, HAS BEEN FROM DAY ONE, IN TERMS OF WHY WE COMMITTED TO DO A CLINICAL STUDY ON OUR OWN TO DEMONSTRATE

VERY ACCURATELY AND VERY SPECIFICALLY THE PROFOUND INTERACTION THAT TAKES PLACE BETWEEN OXANDRIN AND WARFARIN AND THE NEED, THE ABSOLUTE NEED, TO REDUCE THE WARFARIN DOSE BY 80% TO 85%.

SO IT HAS BEEN A PROCESS FOR US FROM THE VERY BEGINNING OF BEING CONCERNED WITH PATIENT SAFETY AND CONTINUES TO BE THAT, AND THAT’S WHAT THE CITIZENS’ PETITION IS ALL ABOUT. WE DO HAVE SEVERAL ANTI-GENERIC THRUSTS.  THIS IS NOT ONE OF THEM, AND CLEARLY I CANNOT DISCLOSE WHAT THOSE THRUSTS ARE OR WHAT THEY MIGHT BE THAT WILL ALLOW US, IF GENERICS WERE TO COME INTO THE MARKETPLACE, TO BLUNT – EITHER TO PREVENT THEM FROM COMING IN, OR TO BLUNT THE IMPACT OF THEIR COMING IN.

CHUN:  THANK YOU.  I FULLY UNDERSTAND.  THANK YOU VERY MUCH.

OPERATOR:  IF THERE ARE NO FURTHER QUESTIONS, I WILL NOW TURN THE CONFERENCE BACK TO DR. FASS.

FASS:  THANK YOU, OPERATOR.  I WANT TO THANK ALL OF YOU FOR JOINING US TODAY AND COMMITTING TO THE TIME, YOUR INTEREST, AND WE WILL – WE LOOK FORWARD TO COMMUNICATING WITH YOU ADDITIONAL DEVELOPMENTS AS THEY OCCUR.

THANK YOU AGAIN, AND HAVE A GOOD DAY.

OPERATOR:  LADIES AND GENTLEMEN, IF YOU WISH TO ACCESS A REPLAY FOR THIS CALL, YOU MAY DO SO BY PRESSING 800-428-6051, OR 973-709-2089, WITH AN ID NUMBER OF 337539.  THIS CONCLUDES OUR CONFERENCE FOR TODAY.  THANK YOU ALL FOR PARTICIPATING AND HAVE A NICE DAY.  ALL PARTIES MAY NOW DISCONNECT.